CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-___________) pertaining to Vanguard Airlines, Inc.
November 3, 1997 Employment Agreement with Robert J. Spane and their
January 1, 1999 Consulting Agreement with John A. McCarthy, of our report dated February 22, 1999 with respect to the financial statements and schedule of Vanguard Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP
                                                Ernst & Young LLP


Kansas City, Missouri
September 16, 1999